EXHIBIT 99.1

FRED'S                           4300 New Getwell Road, Memphis, Tennessee 38118


                                 Contact: Jerry A. Shore
                                          Executive Vice President and Chief
                                          Financial Officer
                                          (901) 362-3733, Ext. 2217


                      FRED'S REPORTS THIRD QUARTER RESULTS


MEMPHIS, Tenn. (November 23, 2004) - Fred's Inc. (NASDAQ/NM: FRED) today reported financial results for the third fiscal quarter and nine-month period ended October 30, 2004.

     In line with expectations the Company announced earlier this month, Fred's net income for the third quarter of 2004 totaled $7.5 million or $0.19 per diluted share versus $9.0 million or $0.23 per diluted share in the year-earlier period. For the first nine months of 2004, net income was $18.0 million or $0.46 per diluted share compared with $21.3 million or $0.54 per diluted share in the same period last year.

     Retail sales by Company stores for the third quarter of 2004 increased 13% and total sales for the quarter rose 12% to $349.1 million versus $311.7 million in the same period last year. On a comparable store basis, sales increased 3.6% for the quarter. For the first nine months of 2004, retail sales by Company stores increased 12% and total sales for the period also rose 12% to $1.031 billion compared with $924.6 million in the year-earlier period. Comparable store sales for the first nine months of 2004 increased 3.3% over the same period last year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "Although our comparable sales performance this year remains positive, it has nonetheless fallen short of plan. With the significant added expense of gasoline this year, our customers are more cautious in their spending and more focused on lower-margin merchandise, and this impact is reflected in both our sales and gross profit lines. This, along with the unusual expenses incurred as a result of the hurricanes and associated clean-up, as well as a surge in our fuel, transportation and utility expenses, led to the reduced financial results.

     "As we look ahead to the final months of the fiscal year and the upcoming holiday season, our stores are well prepared, well stocked, and ready for customers, who we expect will return to a livelier holiday shopping spirit," Hayes continued. "We still are optimistic that sales will bounce back as Christmas approaches. However, since sales have remained below plan so far this month, we believe it may be more realistic to expect a continuing impact from these factors in the fourth quarter even as we prepare for a strengthening retail climate. Consequently, we currently project fourth quarter earnings in the range of $0.30 to $0.34 per diluted share."

FRED'S Reports Third Quarter Results
Page 2
November 23, 2004

     Fred's gross profit for the third quarter was $101.2 million compared with $91.2 million in the prior-year period, representing an increase of 11% for the period. Gross margin for the quarter was 29.0% versus 29.3% last year, with the decline reflecting an ongoing shift in product mix toward basic products, as well as higher freight costs. Gross profit for the first nine months of 2004 increased 11% to $292.0 million from $264.1 million in the first nine months of 2003. Gross margin for the 2004 year-to-date period was 28.3% versus 28.6% in the same period last year.

     Selling, general and administrative expenses for the third quarter of 2004 increased to 25.8% of sales from 24.8% of sales in the year-earlier period. On a year-to-date basis in 2004, selling, general and administrative expenses increased to 25.6% of sales from 25.1% of sales in the first nine months of 2003. The increase in the expenses for the quarter and year-to-date period reflected reduced sales leverage on store expenses, insurance costs, and utilities and fuel-related expenses.

     Operating income for the third quarter of 2004 declined 19% to $11.3 million from $13.9 million in the year-earlier period. Operating income was 3.2% of sales in the third quarter of 2004 compared with 4.5% of sales in the third quarter of 2003. Operating income for the first nine months of 2004 declined 15% to $27.7 million from $32.6 million in the prior-year period. Operating income for the first nine months of 2004 was 2.7% of sales compared with 3.5% of sales in the first nine months of last year.

     Fred's Inc. operates 574 discount general merchandise stores, including 25 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com.

     A  public,  listen-only  simulcast  and  replay  of  Fred's  third  quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The simulcast will begin at approximately 5:00 p.m. Eastern Time today and a replay of the call will be available beginning at approximately 8:00 p.m. Eastern Time and will run until December 23, 2004.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution center and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

FRED'S Reports Third Quarter Results
Page 3
November 23, 2004


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)

                                                                            13 Weeks        13 Weeks
                                                                              Ended           Ended
                                                                           October 30,     November 1,     Percent
                                                                              2004            2003         Change
                                                                         -------------    -----------     ---------

Net sales                                                                $     349,139    $   311,668         12.0%
Operating income                                                         $      11,263    $    13,888        -18.9%
Net income                                                               $       7,521    $     9,028        -16.7%
Net income per share:
     Basic                                                               $        0.19    $      0.23        -17.4%
     Diluted                                                             $        0.19    $      0.23        -17.4%
Average shares outstanding:
     Basic                                                                      39,220         38,901
     Diluted                                                                    39,517         39,838


                                                                            39 Weeks        39 Weeks
                                                                              Ended           Ended
                                                                           October 30,     November 1,     Percent
                                                                              2004            2003         Change
                                                                         -------------    -----------     ---------
Net sales                                                                $   1,031,475    $   924,627         11.6%
Operating income                                                         $      27,726    $    32,550        -14.8%
Net income                                                               $      18,039    $    21,270        -15.2%
Net income per share:
     Basic                                                               $        0.46    $      0.55        -16.4%
     Diluted                                                             $        0.46    $      0.54        -14.8%
Average shares outstanding:
     Basic                                                                      39,130         38,680
     Diluted                                                                    39,585         39,594

FRED'S Reports Third Quarter Results
Page 4
November 23, 2004

                                   FRED'S INC.
                   Unaudited Fiscal 2004 Third Quarter Results
                    (in thousands, except per share amounts)

                                                               13 Weeks                     13 Weeks
                                                                 Ended                        Ended
                                                              October 30,       % of       November 1,      % of
                                                                 2004           Total         2003          Total
                                                            -------------    ---------    -----------     ---------

Net sales                                                   $     349,139       100.0%    $   311,668        100.0%
Cost of goods sold                                                247,890        71.0%        220,477         70.7%
                                                            -------------    ---------    -----------     ---------
Gross profit                                                      101,249        29.0%         91,191         29.3%
Selling, general and administrative expenses                       89,986        25.8%         77,303         24.8%
                                                            -------------    ---------    -----------     ---------
Operating income                                                   11,263         3.2%         13,888          4.5%
Interest expense, net                                                 260         0.1%             93          0.0%
                                                            -------------    ---------    -----------     ---------
Income before income taxes                                         11,003         3.1%         13,795          4.5%
Provision for income taxes                                          3,482         1.0%          4,767          1.6%
                                                            -------------    ---------    -----------     ---------
Net income                                                  $       7,521         2.1%    $     9,028          2.9%
                                                            =============    =========    ===========     =========
Net income per share:
     Basic                                                  $        0.19                 $      0.23
                                                            =============                 ===========
     Diluted                                                $        0.19                 $      0.23
                                                            =============                 ===========
Weighted average shares outstanding:
     Basic                                                         39,220                      38,901
                                                            =============                 ===========
     Diluted                                                       39,517                      39,838
                                                            =============                 ===========

                    Unaudited Fiscal 2004 Nine-Month Results
                    (in thousands, except per share amounts)

                                                               39 Weeks                     39 Weeks
                                                                 Ended                        Ended
                                                              October 30,       % of       November 1,      % of
                                                                 2004           Total         2003          Total
                                                            -------------    ---------    -----------     ---------
Net sales                                                   $   1,031,475       100.0%    $   924,627        100.0%
Cost of goods sold                                                739,462        71.7%        660,544         71.4%
                                                            -------------    ---------    -----------     ---------
Gross profit                                                      292,013        28.3%        264,083         28.6%
Selling, general and administrative expenses                      264,287        25.6%        231,533         25.1%
                                                            -------------    ---------    -----------     ---------
Operating income                                                   27,726         2.7%         32,550          3.5%
Interest expense, net                                                 542         0.1%            290          0.0%
                                                            -------------    ---------    -----------     ---------
Income before income taxes                                         27,184         2.6%         32,260          3.5%
Provision for income taxes                                          9,145         0.9%         10,990          1.2%
                                                            -------------    ---------    -----------     ---------
Net income                                                  $      18,039         1.7%    $    21,270          2.3%
                                                            =============    =========    ===========     =========
Net income per share:
     Basic                                                  $        0.46                 $      0.55
                                                            =============                 ===========
     Diluted                                                $        0.46                 $      0.54
                                                            =============                 ===========
Weighted average shares outstanding:
     Basic                                                         39,130                      38,680
                                                            =============                 ===========
     Diluted                                                       39,585                      39,594
                                                            =============                 ===========

FRED'S Reports Third Quarter Results
Page 5
November 23, 2004

                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)


                                                                                     October 30,     November 1,
                                                                                        2004              2003
                                                                                    -------------    --------------

ASSETS:
Cash and cash equivalents                                                           $       5,303    $        2,279
Inventories                                                                               318,271           260,589
Receivables and other current assets                                                       30,629            21,779
                                                                                    -------------    --------------
     Total current assets                                                                 354,203           284,647
Property and equipment, net                                                               143,705           130,281
Other noncurrent assets                                                                     4,141             4,256
                                                                                    -------------    --------------
     Total assets                                                                   $     502,049     $     419,184
                                                                                    =============     =============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                                                    $      91,088    $       78,427
Current portion of indebtedness                                                            11,800               125
Current portion of capital lease obligation                                                   660               735
Accrued expenses & other                                                                   20,814            16,416
Current deferred tax liability                                                             13,506            11,016
Income taxes                                                                                4,481             6,663
                                                                                    -------------    --------------
     Total current liabilities                                                            142,349           113,382

Indebtedness                                                                               40,072            19,284
Deferred tax liability                                                                      8,103             3,445
Capital lease obligations                                                                   1,178             1,844
Other noncurrent liabilities                                                                2,406             2,755
                                                                                    -------------    --------------
     Total liabilities                                                                    194,108           140,710
Shareholders' equity                                                                      307,941           278,474
                                                                                    -------------    --------------
     Total liabilities and shareholders' equity                                     $     502,049    $      419,184
                                                                                    =============    ==============